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                                                                    EX-99.g.1(o)

                                  ATTACHMENT A

                                THE BRINSON FUNDS
                           BRINSON RELATIONSHIP FUNDS

                              APPROVED UK BORROWERS

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
Barclays Capital Securities Ltd.
Bear Stearns International Limited
BNP Paribas
Cater Allen International Limited
CIBC World Markets PLC
Chase Manhattan International Limited*
Commerzbank AG
Credit Suisse First Boston  Europe Limited
Daiwa Securities SMBC Europe Ltd.
Deutsche Bank AG
Goldman Sachs International
ING Baring Ltd.
JP Morgan Securities Limited
Lehman Brothers International (Europe)
Maple Securities (UK) Ltd
Merrill Lynch International
Morgan Stanley & Co. International Limited
Nomura International PLC
SG Securities International Ltd.
Salomon Brothers International Ltd.
UBS AG London Branch
Barclays Bank PLC                                             (UK Securities Borrower Only)
Bear Stearns International Trading Ltd.                       (UK Securities Borrower Only)
Credit Suisse First Boston Equities Limited                    UK Securities Borrower Only)
Deutsche Bank AG London Branch                                (UK Securities Borrower Only)
Dresdner Bank AG London Branch                                (UK Securities Borrower Only)
GNI Ltd.                                                      (UK Securities Borrower Only)
Investec Bank UK Ltd.                                         (UK Securities Borrower Only)
Lazard Bank Limited                                           (UK Securities Borrower Only)
Morgan Grenfell & Co. Limited                                  UK Securities Borrower Only)
Morgan Stanley Securities Ltd.                                (UK Securities Borrower Only)
Salomon Brothers UK Equity Ltd.                                UK Securities Borrower Only)

* J.P. Morgan Chase Bank affiliate: not approved for ERISA lenders without DOL PT exemption 99-34

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                             APPROVED U.S. BORROWERS

A.G. Edwards & Sons, Inc.
ABN AMRO Inc.
ABN AMRO Bank N.V., New York Branch
ABN AMRO Sage Corporation
ABN AMRO Securities LLC
Advest, Inc.
Alpine Associates
Australia & New Zealand Banking Group Limited
Banc of America Securities LLC
Banc One Capital Markets, Inc
Barclays Capital, Inc.
Bear, Stearns & Co., Inc.
Bear Stearns Securities Corp
Bernard L. Madoff Investment Services
Bleichroeder (Arnhold & S.), Inc.
BMO Nesbitt Burns Corp.
BNP Paribas Securities Corp.
BNY Clearing Services LLC
Cantor Fitzgerald & Company
Cantor, Fitzgerald Securities
CIBC World Markets Corp.
Citadel Trading Group L.L.C.
Commerzbank Capital Markets Corporation
Credit Lyonnais Securities (USA) Inc.
Credit Suisse First Boston Corporation
Dean Witter Reynolds, Inc.
Deutsche Banc Alex. Brown Inc
Donaldson Lufkin Jenrette Securities Corp.
Dresdner, Kleinwort, Wasserstien Securities LLC
Fahnestock & Co., Inc.
Ferris, Baker Watts Inc.
Fimat USA, Inc.
First Albany Corporation
First Options of Chicago, Inc.
First Union National Bank
First Union Securities, Inc.
Fiserv Securities, Inc.
Fortis Investment Services LLC
Fuji Securities, Inc.
G.X. Clarke & Co.
Garban Corporates, LLC
Garban LLC

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                        APPROVED U.S. BORROWERS (cont'd)

Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.
Gruntal & Co., LLC
HSBC Securities, (USA) Inc.
iClearing LLC
ING Barings Corp.
International Services Division of BNY Clearing Services LLC
Investec Ernst & Company
J.P. Morgan Chase Bank*
J.P. Morgan Securities Inc.*
Jefferies & Company, Inc.
Kellner, DiLeo & Company
LaBranche Financial Services, Inc.
Lazard Freres & Co. LLC
Legg Mason Wood Walker, Inc.
Lehman Brothers Inc
Lipper Convertibles LP
Lipper Convertibles Series II
Man Financial Inc.
MS Securities
Maple Securities U.S.A. Inc.
Merrill Lynch Government Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Mesirow Financial
Morgan Stanley & Co. Incorporated
National Financial Services LLC
Neuberger Berman, LLC
Nomura Securities International, Inc.
O'Connor & Company L.L.C.
Paloma Securities L.L.C.
Pax Clearing Corp. Ltd Partnership
Penson Financial Services, Inc.
Prudential Securities Inc.
Raymond James & Associates, Inc.
RBC Dain Rauscher Incorporated
RBC Dominion Securities Corporation
Refco Securities, LLC
Salomon Smith Barney Inc.
SG Cowen Securities Corp.
Societe Generale, New York Branch
Southwest Securities, Inc.
Spear, Leeds & Kellogg
Swiss American Securities Inc.
TD Securities (USA) Inc.

* J.P. Morgan Chase Bank affiliate: not approved for ERISA lenders without DOL PT exemption 99-34

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                        APPROVED U.S. BORROWERS (cont'd)

Timber Hill, LLC
UBS PaineWebber Inc.
UBS Warburg LLC
US Clearing Corporation
Van Der Moolen Specialists USA, LLC
Wedbush Morgan Securities, Inc.
Weiss, Peck & Greer
Wells Fargo Investments LLC
Westdeutsche Landesbank Girozentrale    (NY Branch)
Zions First National Bank